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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PLANTRONICS, INC.
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
Emtel, S.A.                                          Mexico

Frederick Electronics Corporation                    Maryland

Pacific Plantronics, Inc.                            California

Plamex, S.A. de C.V.                                 Mexico

Plantronics, A.G.                                    Switzerland

Plantronics Acoustics Italia, S.r.l.                 Italy

Plantronics B.V.                                     Netherlands

Plantronics Canada Limited                           Canada

Plantronics e-Commerce, Inc.                         Minnesota

Plantronics France S.A.R.L.                          France

Plantronics Futurecomms, Inc.                        California

Plantronics GmbH                                     Germany

Plantronics Holdings Limited                         Canada

Plantronics International do Brasil, Ltda.           Brazil

Plantronics Japan Ltd.                               Japan

Plantronics Limited                                  United Kingdom

Plantronics Pty. Ltd.                                Australia

Plantronics Singapore Pte. Ltd.                      Singapore
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